UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2013

FISHER COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-22439	91-0222175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Fourth Avenue N., Suite 500 Seattle, Washington		98109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 206-404-7000

                                         Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the closing of the transactions described under Item 8.01 of this Form 8-K, Fisher Communications, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to that certain credit agreement dated November 19, 2012, by and between the Company and JPMorgan Chase Bank, N.A. as Administrative Agent and Lender and the lenders party thereto (the “Credit Agreement”). For a description of the terms of the First Amendment, see Item 8.01 below.

Section 8 – Other Events

Item 8.01 Other Events.

On June 3, 2013, the Company’s wholly-owned subsidiary, Fisher Broadcasting – Oregon TV, L.L.C. (“Fisher Broadcasting”), completed the previously announced acquisition of assets of the television station KMTR(TV), together with certain related satellite stations (collectively, the “Station”), which serve the Eugene, Oregon Nielsen Designated Market Area, for a total purchase price of $8.5 million from Newport Television LLC and Newport Television License LLC (together “Newport”). Concurrent with the execution of the Asset Purchase Agreement dated November 19, 2012, by and between the Fisher Broadcasting and Newport, Fisher Broadcasting assigned to Roberts Media, LLC, an unrelated third party (“Roberts Media”), its rights under the Asset Purchase Agreement to acquire the FCC licenses with respect to the Station together with certain other of the Station’s operating and programming assets. Such assets are held by KMTR Television, LLC, which is a wholly owned subsidiary of Roberts Media (“KMTR Television”).

Also as previously announced, concurrently with the completion of the acquisition of the Station, KMTR Television obtained third-party financing for its acquisition of the Station assets, in an amount of approximately $1.7 million (the “KMTR Credit Facility”). The Company has agreed to guarantee (the “Guarantee”) the KMTR Credit Facility to finance its portion of the acquisition.

In connection with the KMTR Credit Facility, the Company entered into the First Amendment. The First Amendment (as reflected in Annex I to the First Amendment) provides, among other things, that (i) a default under the KMTR Credit Facility (including a default by the Company under the Guarantee) will constitute a default under the Credit Agreement, and (ii) that the collateral pledged to secure the obligations of the Company under the Credit Agreement will constitute collateral to secure the obligations under the KMTR Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

June 7, 2013	By:	/s/ Hassan N. Natha
Name: Hassan N. Natha
Title: Senior Vice President and Chief Financial Officer